As filed with the Securities and Exchange Commission on August 6, 2015
Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

HEALTHCARE REALTY TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	62-1507028
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
(Address, Including Zip Code, of Principal
Executive Offices)

___________________
HEALTHCARE REALTY TRUST INCORPORATED
2015 STOCK INCENTIVE PLAN
(Full title of the plan)

Andrew E. Loope
Senior Vice President and Corporate Counsel
Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
(615) 269-8175
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James H. Nixon III, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219

(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to	Amount to be	Offering Price	Aggregate Offering	Amount of
be Registered	Registered	Per Share	Price	Registration Fee
Common Stock, par value $.01 per share	3,500,000 (1)	$24.15 (2)	$84,525,000 (2)	$9,822

(1)
In addition to the number of shares of common stock stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminate number of shares that may be offered or issued pursuant to the Healthcare Realty Trust Incorporated 2015 Stock Incentive Plan (the “Incentive Plan”) as a result of one or more adjustments under the Incentive Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(h)(1), solely for purposes of calculating the registration fee, on the basis of the average high and low prices of the Company’s Common Stock on August 3, 2015, as reported on the New York Stock Exchange.

I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b) under the Securities Act and the Note to Part I of Form S-8.

II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3. Incorporation of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission (the “SEC”) (File Number 001-11852) by the Company are incorporated herein by reference as of the dates thereof:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 and the quarter ended June 30, 2015;

(c)	The Company’s Current Reports on Form 8-K filed since the end of the fiscal year covered by the Company’s Annual Report on Form 10-K referred to in (a) above;

(d)	The Company’s Proxy Statement relating to the Annual Meeting of Shareholders held on May 12, 2015; and

(e)
The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, dated April 8, 1993, and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute part hereof except as so modified or superseded.

     You may obtain a copy of any of the documents incorporated by reference which are not presented herein or delivered herewith, without charge, upon request from Investor Relations, Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203. Telephone: (615) 269-8175.

Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Second Articles of Amendment and Restatement, as amended (the "Articles of Incorporation"), and Amended and Restated Bylaws, as amended (the "Bylaws"), of the Company provide that the Company shall indemnify and advance expenses to its currently acting and former directors and officers to the fullest extent permitted by the laws of the State of Maryland. Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director made a party to any proceeding by reason of service as a director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, but, if the proceeding is one by, or in the right of the Company, indemnification is not permitted with respect to such proceeding in which the director has been adjudged to be liable to the Company. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director failed to meet the requisite standard of conduct for permitted indemnification.

     Indemnification under the provisions of the Maryland General Corporation Law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the Articles of Incorporation, Bylaws, resolution of shareholders or directors, contract or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

4.1.	Second Articles of Amendment and Restatement of the Company, as amended. (1)
4.2.	Amended and Restated Bylaws of the Company, as amended. (1)
4.3.	Specimen Stock Certificate. (2)
5.	Opinion of Waller Lansden Dortch & Davis, LLP.
23.1.	Consent of BDO USA, LLP.
23.2.	Consent of Waller Lansden Dortch & Davis, LLP. (3)
24.	Power of Attorney (included on page II-5).
99.	2015 Stock Incentive Plan. (4)

(1)	Filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2015 and hereby incorporated by reference.

(2)	Filed as an exhibit to the Company’s Registration Statement on Form S-11 (Registration No. 33-60506) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.

(3)	The consent of Waller Lansden Dortch & Davis, LLP is included in the opinion filed as Exhibit 5 hereto.

(4)	Filed as Appendix B to the Company’s proxy statement filed with the SEC on March 30, 2015 and hereby incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on August 6, 2015.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ David R. Emery
David R. Emery
Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Emery and Scott W. Holmes, and both or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Emery	Chairman of the Board and Chief Executive	August 6, 2015
David R. Emery	Officer (Principal Executive Officer)

/s/ Scott W. Holmes	Executive Vice President and Chief Financial	August 6, 2015
Scott W. Holmes	Officer (Principal Financial Officer)

/s/ Amanda L. Callaway	Vice President - Accounting	August 6, 2015
Amanda L. Callaway	(Principal Accounting Officer)

/s/ Errol L. Biggs, Ph.D.	Director	August 6, 2015
Errol L. Biggs, Ph.D.

/s/ Charles Raymond Fernandez, M.D.	Director	August 6, 2015
Charles Raymond Fernandez, M.D.

/s/ Edwin B. Morris, III	Director	August 6, 2015
Edwin B. Morris, III

/s/ John Knox Singleton	Director	August 6, 2015
John Knox Singleton

/s/ Bruce D. Sullivan	Director	August 6, 2015
Bruce D. Sullivan

/s/ Roger O. West	Director	August 6, 2015
Roger O. West

/s/ Dan S. Wilford	Director	August 6, 2015
Dan S. Wilford

EXHIBIT INDEX
EXHIBIT

4.1.	Second Articles of Amendment and Restatement of the Company, as amended. (1)
4.2.	Amended and Restated Bylaws of the Company, as amended. (1)
4.3.	Specimen stock certificate. (2)
5.	Opinion of Waller Lansden Dortch & Davis, LLP.
23.1.	Consent of BDO USA, LLP.
23.2.	Consent of Waller Lansden Dortch & Davis, LLP. (3)
24.	Power of Attorney (included on page II-5).
99.	2015 Stock Incentive Plan. (4)

(1)	Filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2015 and hereby incorporated by reference.

(2)	Filed as an exhibit to the Company’s Registration Statement on Form S-11 (Registration No. 33-60506) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.

(3)	The consent of Waller Lansden Dortch & Davis, LLP is included in the opinion filed as Exhibit 5 hereto.

(4)	Filed as Appendix B to the Company’s proxy statement filed with the SEC on March 30, 2015 and hereby incorporated by reference.